ARTICLES OF AMENDMENT AND RESTATEMENT

                                       OF

                         DEUTSCHE FAMILY OF FUNDS, INC.

         Pursuant to Section 2-609 of the General Corporation Law of the State of Maryland, Deutsche Family of Funds, Inc., a Maryland corporation (the "Corporation"), hereby certifies that:

         FIRST: The name of the Corporation is Deutsche Family of Funds, Inc. The Corporation's original charter was filed with the State Department of Assessments and Taxation on May 22, 1997.

         SECOND: The current address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, Maryland 21202.

         THIRD: The Corporation's current resident agent in the State of Maryland is The Corporation Trust Incorporated and the agent's current address is 32 South Street, Baltimore, Maryland 21202.

         FOURTH: The Corporation has five directors. The directors of the Corporation are: Edward C. Schmults Robert A. Wadsworth Werner Walbroel G. Richard Stamberger Christian Strenger.

         FIFTH: The Corporation desires to restate its charter as currently in effect and to integrate the amendments made hereby. SIXTH: The charter of the Corporation is hereby amended to change the names of eight Series of Common Stock of the Corporation authorized for issuance; and to classify shares of each Series of the Corporation and establish certain rights, preferences, limitations and other characteristics thereof, all as set forth in these Articles of Amendment and Restatement. SEVENTH: The provisions set forth in these Articles of Amendment and Restatement are all the provisions of the charter currently in effect, as so amended and incorporating the provisions of previously filed Articles of Amendment. EIGHTH: The charter of the Corporation is restated in its entirety as follows:




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               FIRST: INCORPORATOR. ROBERT D. MANCUSO, whose post office address is 89 South Street, Boston, MA 02111, being at least twenty-one years of age, do under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, associate myself as incorporator with the intention of forming a corporation (hereinafter called the "Corporation").

               SECOND: NAME. The name of the Corporation is Deutsche Family of Funds, Inc.

               THIRD: PURPOSES AND POWERS. The purpose for which the Corporation is formed is to act as an open-end management investment company under the Investment Company Act of 1940, as currently in effect or as hereafter may be amended and the Rules and Regulations from time to time promulgated and effective thereunder (referred to herein collectively as the "Investment Company Act of 1940") and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force.

               FOURTH: PRINCIPAL OFFICE. The post office address of the principal office of the Corporation in this State is c/o The Corporation Trust Incorporated, 32 South Street, Baltimore, MD 21202. The name of the Corporation's resident agent is The Corporation Trust Incorporated, and its post office address is 32 South Street, Baltimore, MD 21202. Said resident agent is a corporation of the State of Maryland.

               FIFTH:  CAPITAL STOCK.

               1. The total number of shares of capital stock of all series and classes that the Corporation initially shall have authority to issue is 2,500,000,000, with a par value of one-tenth of one cent ($0.001) per share, to be known and designated as Common Stock, such shares of Common Stock having an aggregate par value of two million five hundred thousand dollars ($2,500,000). The Board of Directors shall have power and authority to increase or decrease, from time to time, the aggregate number of shares of stock, or of any series or class of stock, that the Corporation shall have the authority to issue.

               2. Subject to the provisions of the Corporation's charter, the Board of Directors shall have the power to issue shares of Common Stock of the Corporation from time to time, at prices not less than the net asset value or par value thereof, whichever is greater, for such consideration (which may consist of, among other things, cash and/or securities) as may be fixed from time to time pursuant to the direction of the Board of Directors. All stock, upon issuance against receipt of the consideration specified by the Board of Directors, shall be fully paid and nonassessable.

               3. Pursuant to Section 2-105 of the Maryland General Corporation Law, the Board of Directors of the Corporation shall have the power to designate one or more series of shares of Common Stock, to fix the number of shares in any such series and to classify or reclassify any unissued shares with respect to such series. Any

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        series of Common Stock shall be referred to herein individually as a "Series" and collectively, together with any further series from time to time established, as the "Series". Any such Series (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or other applicable law or regulation) shall have such preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, terms and conditions of redemption and other characteristics as the Board of Directors may determine in the absence of a contrary provision set forth herein. The aforesaid power shall include the power to create, by classifying or reclassifying unissued shares in the aforesaid manner, one or more Series in addition to those initially designated as named below and to increase the aggregate number of shares of a Series. Subject to such aforesaid power, the Board of Directors has initially designated ten Series of shares of Common Stock of the Corporation. The names of such Series and the number of shares of Common Stock initially classified and allocated to these Series are as follows:

                                               NUMBER OF SHARES OF COMMON STOCK
 NAME OF SERIES                              INITIALLY CLASSIFIED AND ALLOCATED

 Deutsche German Equity Fund                              10,000,000
 Deutsche European Mid-Cap Fund                           10,000,000
 Deutsche Japanese Equity Fund                            10,000,000
 Deutsche European Bond Fund                              10,000,000
 Deutsche Global Bond Fund                                10,000,000
 Deutsche Top 50 Europe                                   10,000,000
 Deutsche Top 50 World                                    10,000,000
 Deutsche Top 50 Asia                                     10,000,000
 Deutsche Top 50 US                                       10,000,000
 Deutsche US Money Market Fund                            10,000,000

               4. The Board of Directors may, from time to time and without stockholder action, classify shares of a particular Series into one or more additional classes of that Series, the voting, dividend, liquidation and other rights of which shall differ from the other classes of Common Stock of that Series to the extent provided in Articles Supplementary for such additional class, such Articles Supplementary to be filed for record with the appropriate authorities of the State of Maryland. Any class of a Series of Common Stock shall be referred to herein individually as a "Class" and collectively, together with any further class or classes of such Series from time to time established, as the "Classes".

               5. (a) The Common Stock of each of the Deutsche German Equity Fund, Deutsche Mid-Cap Fund, Deutsche Japanese Equity Fund, Deutsche Global Bond Fund, Deutsche European Bond Fund, Deutsche Top 50 Europe, Deutsche Top 50 World, Deutsche Top 50 Asia and Deutsche Top 50 US shall have two Classes of shares, which shall be designated Class A and Class
        B. The Common Stock of the Deutsche US Money Market Fund shall have four Classes of shares, which shall be designated Class A, Class B, the Institutional Class and the DB

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        Class. The number of authorized shares of each Class of Common
        Stock of each such Series shall consist of the sum of x and y where: x equals the issued and outstanding shares of such Class; and y equals the authorized but unissued shares of Common Stock of all classes of such Series divided by the number of classes of Common Stock of each such Series then authorized; provided that at all times the aggregate authorized, issued and outstanding shares of each Class of Common Stock of each Series shall not exceed the authorized number of shares of Common Stock of such Series; and, in the event application of the formula above would result, at any time, in fractional shares, the applicable number of authorized shares of each Class shall be rounded down to the nearest whole number of shares of such Class.

                    (b) All Classes of a particular Series of Common Stock of
               the Corporation shall represent the same interest in the Corporation and have identical voting, dividend, liquidation and other rights with any other shares of Common Stock of that Series; PROVIDED, however, that notwithstanding anything in the charter of the Corporation to the contrary:

                    (i) Class A shares may be subject to such front-end sales
               loads and contingent deferred sales charges, and such waivers of such loads or charges, as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940 and applicable rules and regulations of the National Association of Securities Dealers, Inc. (the "NASD");

                    (ii) Class B shares may be subject to such contingent
               deferred sales charges as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of the NASD. Subject to subsection (vi) below, each Class B share shall convert automatically into Class A shares on [or about] the fifteenth day of the month eight full years after the date of issuance of such Class B shares; such conversion shall be effected on the basis of the relative net asset values of Class B shares and Class A shares as determined by the Corporation on the date of conversion and on such other terms as may be established from time to time by the Board of Directors of the Corporation;

                    (iii) any Class of shares may be subject to such sales
               loads, contingent deferred sales charges, Rule 12b-1 fees, administrative fees, service fees or other fees, however designated, in such amounts as may be established by the Board of Directors from time to time in accordance with the Investment Company Act of 1940 and the applicable rules and regulations of the National Association of Securities Dealers, Inc;



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                    (iv) expenses related solely to a particular Class of a
               Series (including, without limitation, distribution expenses under a Rule 12b-1 plan) shall be borne by that Class and appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distributions and liquidation rights of the shares of that Class;

                    (v) as to any matter with respect to which a separate vote of any Class of a Series is required by the Investment Company Act of 1940 or by the Maryland General Corporation Law (including, without limitation, approval of any plan, agreement or other arrangement referred to in subsection (ii) above), such requirement as to a separate vote by that Class shall apply in lieu of single class voting (as defined in Section 7 of this Article), and if permitted by the Investment Company Act of 1940 or the Maryland General Corporation Law, the Classes of more than one Series shall vote together as a single class on any such matter that shall have the same effect on each such Class. As to any matter that does not affect the interest of a particular Class of a Series, only the holders of shares of the affected Class or Classes of that Series shall be entitled to vote; and

                    (vi) shares of one Class may be convertible into shares of another Class, at the option of the holder, of the Corporation or automatically, in each case to the extent provided herein or in the Articles Supplementary for such first Class; provided, however, that such conversion shall be subject to the continuing availability of a ruling from the Internal Revenue Service or an opinion of counsel to the effect that such conversion does not constitute a taxable event under federal income tax law. The Board of Directors, in its sole discretion, may suspend any conversion rights if such ruling or opinion is no longer available.

               6. Subject to the foregoing, each share of a Series or Class shall have equal rights with each other share of that Series or Class with respect to the assets of the Corporation belonging to that Series or Class. The dividends payable to the holders of any Series or Class (subject to any applicable rule, regulation or order of the Securities and Exchange Commission or any other applicable law or regulation) shall be determined by the Board of Directors and need not be individually declared, but may be declared and paid in accordance with a formula adopted by the Board of Directors (whether or not the amount of dividend or distribution so declared can be calculated at the time of such declaration).

               7. The holder of each share of Common Stock of the Corporation shall be entitled to one vote for each full share, and a fractional vote for each fractional share, irrespective of the Series or Class, then standing in his or her name in the books of the Corporation. On any matter submitted to a vote of stockholders, all shares of Common Stock of the Corporation then issued and outstanding and

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        entitled to vote, irrespective of the Series or Class, shall be voted in the aggregate and not by Series or Class ("single class voting") except (1) when otherwise expressly provided by the Maryland General Corporation Law or when required by the Investment Company Act of 1940, shares shall be voted by individual Series or Class, and (2) when the matter does not affect any interest of a particular Series or Class, then only stockholders of such other Series or Class or Series or Classes whose interests may be affected shall be entitled to vote thereon. Holders of shares of Common Stock of the Corporation shall not be entitled to cumulative voting in the election of Directors or on any other matter.

               8. All consideration received by the Corporation for the issue or sale of stock of a particular Series or Class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall belong to that Series or Class for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation. Such consideration, assets, income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, together with any General Asset Items (as hereinafter defined) allocated to that Series or Class as provided in the following sentence, are herein referred to as "assets belonging to" that Series or Class. In the event that there are any assets, income, earnings, profits or proceeds thereof, funds or payments which are not readily identifiable as belonging to any particular Series or Class (collectively "General Asset Items"), the Board of Directors shall allocate such General Asset Items to and among any one or more of the Series or Classes created from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Asset Items so allocated to a particular Series or Class shall belong to that Series or Class. Each such allocation by the Board of Directors shall be conclusive and binding upon the stockholders of all Series and Classes for all purposes.

               9. The assets belonging to each particular Series or Class shall be charged with the liabilities in respect to that Series or Class and all expenses, costs, charges, and reserves attributable to that Series or Class, and shall be so recorded (in the manner determined by the Board of Directors) upon the books of account of the Corporation. Such liabilities, expenses, costs, charges and reserves, together with any General Liability Items (as hereinafter defined) allocated and charged to that Series or Class as provided in the following sentence, are herein referred to as "liabilities belonging to" that Series or Class. In the event there are any general liabilities, expenses, costs, charges or reserves of the Corporation which are not identified as belonging to a particular

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        Series or Class (collectively "General Liability Items"), such identification to be determined by or under the authority of the Board of Directors, the Board of Directors shall allocate and charge such General Liability Items to and among any one or more of the Series or Classes created from time to time in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable; and any General Liability Items so allocated and charged to a particular Series or Class shall belong to that Series or Class. Each such allocation and charge by the Board of Directors shall be conclusive and binding upon the stockholders of all Series and Classes for all purposes.

               10. The Board of Directors may from time to time declare and pay dividends or distributions in stock, property (including securities) or in cash on any or all Series or Classes of stock and to the stockholders of record as of such date as the Board of Directors may determine; PROVIDED that such dividends or distributions on shares of any Series or Class of stock shall be paid only out of earnings, surplus or other lawfully available assets belonging to such Series or Class. Subject to the foregoing proviso, the amount of any dividends or distributions and the payment thereof shall be wholly in the discretion of the Board of Directors.

               11. In the event of the liquidation or dissolution of the Corporation, stockholders of each Series and Class therein shall be entitled to receive, as a Series or Class, out of the assets of the Corporation available for distribution to stockholders, the excess of the assets belonging to such Series or Class over the liabilities belonging to such Series or Class and the assets so distributable to the stockholders of any Series or Class shall be distributed among such stockholders in proportion to the number of shares of such Series or Class held by them and recorded on the books of the Corporation.

               12. The Board of Directors may provide for a holder of any Series or Class of stock of the Corporation, who surrenders his certificate in good form for transfer to the Corporation or, if the shares in question are not represented by certificates, who delivers to the Corporation a written request in good order signed by the stockholder, to convert the shares in question on such basis as the Board may provide into shares of stock of any other Series or Class of the Corporation.

               13. Subject to Section 14 below, the net asset value per share of the Corporation's Common Stock of a particular Series or Class shall be determined by adding the value of all securities, cash and other assets of the Corporation belonging to that Series or Class, subtracting the liabilities belonging to that Series or Class, and dividing the net result by the number of shares of that Series or Class outstanding. Subject to Section 14 below, the value of the securities, cash and other assets, and the amount and nature of liabilities, and the allocation thereof to any particular Series or Class, shall be determined pursuant to the direction of, or

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        procedures or methods prescribed or approved by, the Board of
        Directors in its sole discretion and shall be so determined at the time or times prescribed or approved by the Board of Directors in its sole discretion.

               14. The net asset value per share of a Series or Class of the Corporation's Common Stock for the purpose of issuance, redemption or repurchase of shares, shall be determined in accordance with the Investment Company Act of 1940 and any other applicable Federal securities law, rule or regulation.

               15. All shares of Common Stock now or hereafter authorized shall be subject to redemption and redeemable at the option of the stockholder, in the sense used in the General Corporation Law of the State of Maryland. Each holder of a share, upon request to the Corporation accompanied by surrender of the appropriate stock certificate or certificates in proper form for transfer if certificates have been issued to such holder, or in accordance with such other procedures as may from time to time be in effect if certificates have not been issued, shall be entitled to require the Corporation to redeem all or any number of the shares of Common Stock standing in the name of such holder on the books of the Corporation at a redemption price per share equal to an amount determined by the Board of Directors in accordance with any applicable laws and regulations; PROVIDED that (i) such amount shall not exceed the net asset value per share determined in accordance with this Article, and (ii) if so authorized by the Board of Directors, the Corporation may, at any time from time to time, charge fees for effecting such redemption or repurchase, at such rates as the Board of Directors may establish, as and to the extent permitted under the Investment Company Act of 1940. The redemption price may be paid in cash, securities or a combination thereof, as determined by or pursuant to the direction of the Board of Directors from time to time.

               16. Notwithstanding Section 15 above (or any other provision of the Corporation's charter), the Board of Directors of the Corporation may suspend the right of the holders of shares of any Series to require the Corporation to redeem such shares (or may suspend any voluntary purchase of shares pursuant to the provisions of the Corporation's charter) or postpone the date of payment or satisfaction upon redemption of such shares during any financial emergency.

               For the purpose of the Corporation's charter, a "financial emergency" is defined as the whole or part of any period during which
        (i) the New York Stock Exchange is closed, other than customary weekend and holiday closings, (ii) trading on the New York Stock Exchange is restricted, (iii) an emergency exists as a result of which disposal by the Corporation of securities owned by such Series is not reasonably practicable or it is not reasonably practicable for the Corporation fairly to determine the value of the net assets of such Series or (iv) the Securities and Exchange

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        Commission (or any succeeding governmental authority) may for the protection of security holders of the Corporation by order permit suspension of the right of redemption or postponement of the date of payment on redemption.

               17. The Board of Directors may by resolution from time to time authorize the repurchase by the Corporation, either directly or through an agent, of shares upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, out of funds legally available therefor and at prices per share not in excess of the current net asset value per share determined in accordance with this Article and to take all other steps deemed necessary or advisable in connection therewith.

               18. Except as otherwise permitted by the Investment Company Act of 1940 or any other applicable rule, regulation or order of the Securities and Exchange Commission, payment of the redemption or repurchase price of shares surrendered to the Corporation for redemption pursuant to the provisions of Section 15 or 20 of this Article or for repurchase by the Corporation pursuant to the provisions of Section 17 of this Article shall be made by the Corporation within seven (7) days after surrender of such shares to the Corporation for such purpose. Any such payment may be made in whole or in part in portfolio securities or in cash, as the Board of Directors shall deem advisable, and no stockholder shall have the right, other than as determined by the Board of Directors, to have shares redeemed or repurchased in portfolio securities or in cash or in any particular combination thereof.

               19. In the absence of any specification of the purpose for which the Corporation redeems or repurchases any shares of its Common Stock, all redeemed or repurchased shares shall be deemed to be acquired for retirement in the sense contemplated by the General Corporation Law of the State of Maryland. Shares of any Series retired by redemption or repurchase shall thereafter have the status of authorized but unissued shares of such Series.

               20. All shares now or hereafter authorized shall be subject to redemption and redeemable at the option of the Corporation. From time to time the Board of Directors may by resolution, without the vote or consent of stockholders, authorize the redemption of all or any part of any outstanding shares (including through the establishment of uniform standards with respect to the minimum net asset value of a stockholder account) upon the sending of written notice thereof to each stockholder any of whose shares are to be so redeemed and upon such terms and conditions as the Board of Directors shall deem advisable, out of funds legally available therefore, at the net asset value per share determined in accordance with the provisions of this Article and may take all other steps deemed necessary or advisable in connection therewith. The Board of Directors may authorize the closing and redemption of all shares of any accounts not meeting the specified minimum standards of net asset value.

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               21. The holders of shares of Common Stock or other securities of the Corporation shall have no preemptive rights to subscribe for new or additional shares of its Common Stock or other securities.

               SIXTH: DIRECTORS. The initial number of directors of the Corporation shall be one (1), which shall be the minimum number of directors for so long as there is only one or no stockholder. The name of the director who shall act until the first annual meeting or until his successor is duly chosen and qualified is Robert D. Mancuso. Upon such time as the Corporation has two or more stockholders, the minimum number of directors shall be increased in accordance with the provisions of Section 2-402 of the Maryland General Corporation Law. The number of directors may be changed from time to time in such lawful manner as is provided in the Bylaws of the Corporation. Unless otherwise provided by the Corporation's Bylaws, directors of the Corporation need not be stockholders.

               SEVENTH: LIABILITIES OF DIRECTORS AND OFFICERS. To the fullest extent permitted by Maryland statutory and decisional law, as amended and interpreted, and the Investment Company Act of 1940, no director or officer of the Corporation shall be liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to the Corporation or its security holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office. No amendment of the Corporation's charter or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

               EIGHTH: INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Corporation shall indemnity (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by Maryland statutory and decisional law, now or hereafter in force, including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Bylaws and as permitted by law. Nothing contained herein shall be construed to protect any director, officer, employee or agent of the Corporation against any liability to the Corporation or its security holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such persons's office. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Corporation's charter or repeal of any of its provisions shall limit or eliminate the right of

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         indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

               NINTH: MANAGEMENT OF THE AFFAIRS OF THE CORPORATION. The Board of Directors shall manage and control the property, business and affairs of the Corporation and is hereby vested with all the powers possessed by the Corporation itself so far as is not inconsistent with law or the Corporation's charter. In furtherance and without limitation of the foregoing provisions, it is expressly declared that, subject to the Corporation's charter. the Board of Directors shall have the power:

                    (i) to make, alter, amend or repeal from time to time the Bylaws of the Corporation except as such power may otherwise be limited in the Bylaws;

                    (ii) from time to time to determine whether, to what extent, at what times and places and under what conditions and regulations the books and accounts of the Corporation, or any of them other than the stock ledger, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any account or book or document of the Corporation, except as conferred by law or authorized by resolution of the Board of Directors or of the stockholders; and

                    (iii) in addition to the powers and authorities granted herein and by statute expressly conferred upon it, the Board of Directors is authorized to exercise all such powers and do all acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of Maryland law and the Corporation's charter and Bylaws.

               TENTH: CORPORATE BOOKS. The books of the Corporation may be kept (subject to any provisions contained in applicable statutes) outside the State of Maryland at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation. Election of directors need not be by ballot unless the Bylaws of the Corporation shall so provide.

               ELEVENTH: AMENDMENTS. The Corporation reserves the right from time to time to amend, alter or repeal any of the provisions of the Corporation's charter (including any amendment that changes the terms of any of the outstanding shares by classification, reclassification or otherwise), and any contract rights, as expressly set forth in the Corporation's charter, of any outstanding shares, and to add or insert any other provisions that may, under the statutes of the State of Maryland at the time in force, be lawfully contained in a corporation's charter, and all rights at any time conferred upon the stockholders of the Corporation by this charter are subject to the provisions of this Article ELEVENTH.




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               TWELFTH: QUORUM, MAJORITY VOTE.

               1. The presence in person or by proxy of the holders of record of one-third of the shares issued and outstanding and entitled to vote thereat shall constitute a quorum for the transaction of any business at all meetings of the stockholders except as otherwise provided by law (including the Investment Company Act of 1940) or in the Corporation's charter.

               At any meeting of stockholders of the Corporation or of stockholders of any Class or Series, a Financial Intermediary (as such term may from time to time be defined in the applicable then-current prospectus of the Corporation for the shares to which the meeting relates or by the Board of Directors) may vote any shares as to which such Financial Intermediary is the agent of record and which are not otherwise represented in person or by proxy at the meeting, proportionately in accordance with the votes cast by holders of all shares otherwise represented at the meeting in person or by proxy as to which such Financial Intermediary is the agent of record. Any shares so voted by a Financial Intermediary will be deemed represented at the meeting for all purposes, including quorum purposes.

               2. On any given matter, the presence at any meeting, in person or by proxy, of holders of record of less than one-third of the shares issued and outstanding and entitled to vote thereat shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of record of the number of shares required for action in respect of such other matter or matters.

               Notwithstanding any provision of Maryland law requiring more than a majority vote of the Common Stock, or any Series or Class thereof, in connection with any corporate action (including, but not limited to, the amendment of the Corporation's charter), unless otherwise provided in the Corporation's charter, the Corporation may take or authorize such action upon the favorable vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote thereon.

               THIRTEENTH: ACQUISITION SUBJECT TO THE CORPORATION'S CHARTER. All persons who shall acquire shares in the Corporation shall acquire the same subject to the provisions of the Corporation's charter.

               FOURTEENTH: DURATION. The duration of the Corporation shall be perpetual.

                                   * * * * * *

         NINTH: This Amendment and Restatement of the charter of the Corporation as hereinabove set forth was approved by the unanimous vote of the

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Corporation's directors and no stock entitled to be voted on the matter was outstanding or subscribed for at the time of approval.

         IN WITNESS WHEREOF, DEUTSCHE FAMILY OF FUNDS, INC., has caused these Articles of Amendment and Restatement to be signed in its name and on its behalf by its President and attested to by its Secretary, and each said officer of the Corporation has also acknowledged these Articles of Amendment and Restatement to be the act of the Corporation and has stated under penalty of perjury that to the best of his knowledge, information and belief the matters and facts set forth herein are true in all material respects, all on July 28, 1997.

                                          DEUTSCHE FAMILY OF FUNDS, INC.


                                          By:
                                              Brian A. Lee
                                              President


Attest:



Robert R. Gambee
Secretary